SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) dated as of September 18, 2018, is entered into by and between NESTBUILDER.COM CORP. (the “Company”), and Power Up Lending Group Ltd. (“the “Lender”; and the Lender together with the Company collectively, jointly and severally, referred to herein as the “Parties” or singularly a “Party”).

Whereas, RealBiz Media Group, Inc. (“RBIZ”) issued to the Lender a convertible promissory note in the principal amount of $53,000.00 dated December 28, 2017 (as attached hereto as Exhibit A, the “First Note”);

Whereas, RBIZ issued to the Lender a convertible promissory note in the principal amount of $35,000.00 dated June 5, 2018 (as attached hereto as Exhibit B, the “Second Note” and together with the First Note, collectively, the “Notes”);

Whereas, RBIZ engaged in a transaction whereby the shares of common stock of its subsidiary, the Company, owned by RBIZ, were spun off to the shareholders of RBIZ (the “Spin Off”) at a ratio of one (1) share of common stock of the Company for each 900 shares of common stock of RBIZ owned by such shareholder of RBIZ;

Whereas, pursuant to the Spin Off and the terms of the Notes, the Lender is entitled to receive shares of the Company issued to the Shareholders of RBIZ;

Whereas, As of the date hereof, the Company did not issue any shares of common stock of the Company to the Lender;

WHEREAS, the Parties desire to settle the matters related directly and indirectly to the Spin Off pursuant to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing recitals and of the conditions, covenants and agreements set forth below, the amount and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.        Incorporation of Recitals. The recitals set forth above are incorporated into and made part of this Agreement, by this reference

2.	Covenants of the Company:

a.	Issuance of Shares of common stock of the Company to Lender. On or by Monday, September 24, 2018 (the “Deadline”), the Company shall issue and deliver or cause to be issued and delivered to the Lender 129,225 un-restricted shares of common stock of the Company (the “Shares”) in the name of Lender; the Shares shall be issued un-restricted and without a restrictive legend via electronic transmission to the account of the Lender through the Deposit Withdrawal Agent Commission system or DTC Direct Registration System (collectively, the “Issuance”) as follows:

Name of DTC Prime Broker: ___________________

DTC #______

Account Name: _____________________________

Account Number: ___________________________

b.	Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Lender may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.	Representations and Covenants of Lender.

a.	The Lender hereby represents and warrants to the Company that neither the Lender nor any of its affiliates is party to or has rights in any agreements, instruments or documents (other than the First Note and the Second Note and this Agreement) granting them rights to acquire equity interests of the Company.

b.	The Shares represent the total number of shares of common stock of the Company that the Lender is entitled to pursuant to the Spin Off and the terms of the First Note with respect to the First Note.

c.	If the Shares are received by Lender on or prior to the Deadline, the Lender shall release the Company from its obligations to issue any additional shares of common stock of the Company in connection with the Spin Off, including without limitation with respect to the First Note and the Second Note and pursuant to Section 4 hereof, release the Company from any and all claims with respect to the First Note and the Second Note. In addition, the Lender shall provide a legal opinion from its counsel to the Company’s transfer agent opining that the Shares, upon issuance, may be immediately sold, assigned or transferred by the Lender pursuant to the Spin Off.

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4.	Mutual Releases.

a.	If the Shares are received by Lender on or prior to the Deadline , each of the Parties hereby irrevocably releases the other Party, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective officers (including but not limited to Alex Aliksanyan with respect to the Company), directors, heirs, successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Parties, as well as the other Parties’ respective officers, directors, shareholders, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents with respect to any and all claims, demands, suits, manner of obligation, debt, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity, solely with respect to all claims and causes of action arising out of the issuance of equity of the Company in connection with the Spin Off and the First Note and Second Note.

b.	The Parties warrant and represent that they have not assigned or otherwise transferred any claim or cause of action released by this Agreement.

c.	The Parties specifically do not, however, waive or release any claim that may arise for breach of this Agreement, a Party’s inducement to enter into this Agreement, or a Party’s failure to perform its obligations pursuant to this Agreement or gross negligence in performing such obligations.

5.	Non-Disparagement. Each of the Parties and its affiliates, officers and directors agree not to make any critical, negative or disparaging remarks about the other Party, or its affiliates, officers, directors and majority shareholders.

6.	Authority. The Parties represent and warrant that they possess full authority to enter into this Agreement and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.

7.	Governing Law and Jurisdiction. The laws of the State of New York shall apply to and control any interpretation, construction, performance or enforcement of this Agreement. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Parties hereby waive trial by jury.

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8.	Attorneys’ Fees and Costs for Breach. The prevailing Party in any action to enforce or interpret this Agreement is entitled to recover from the other Party its reasonable attorneys’ fees.

9.	Modification. No oral agreement, statement, promise, undertaking, understanding, arrangement, act or omission of any Party, occurring subsequent to the date hereof may be deemed an amendment or modification of this Agreement unless reduced to writing and signed by the Parties hereto or their respective successors or assigns.

10.	Severability. The Parties agree that if, for any reason, a provision of this Agreement is held unenforceable by any court of competent jurisdiction, this Agreement shall be automatically conformed to the law, and otherwise this Agreement shall continue in full force and effect.

11.	Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all Parties hereto, notwithstanding that all the Parties are not signatories to the original or the same counterpart. Facsimile signatures shall be accepted the same as an original signature. A photocopy of this Agreement may be used in any action brought to enforce or construe this Agreement.

12.	No Waiver. No failure to exercise and no delay in exercising any right, power or remedy under this Agreement shall impair any right, power or remedy which any Party may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default of any Party be deemed a waiver of any default or breach subsequently arising.

13.	Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Lender.

14.	Expenses and Fees. If the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with the negotiation and execution of this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (“Third-Party Expenses”), shall be the obligation of the Lender; provided, however, that the Lender shall not be obligated to pay Nestbuilder’s expenses and fees in excess of $5,000.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be duly executed as of the date first above written.

NESTBUILDER.COM CORP.

BY:
Alex Aliksanyan
President

Power Up Lending Group Ltd.

BY:
Curt Kramer
Chief Executive Officer

[SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

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Exhibit A

First Note

(see attached)

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Exhibit B

Second Note

(see attached)

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